                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE GYMBOREE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, May 20, 1998, at the South San Francisco Conference Center, 255 South Airport Boulevard, South San Francisco, California 94080. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

     Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.

                                          Sincerely,

                                          Gary White
                                          President and Chief Executive Officer

                            THE GYMBOREE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

TO THE STOCKHOLDERS OF THE GYMBOREE CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Gymboree Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998 at 9:00 a.m., local time, at the South San Francisco Conference Center, 255 South Airport Boulevard, South San Francisco, California 94080 for the following purposes:

     1. To elect two Class II directors to serve for three year terms expiring upon the year 2001 Meeting of Stockholders or until their successors are elected.

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 30, 1999.

     3. To approve the proposed amendments to the Company's 1993 Stock Option Plan (the "1993 Plan").

     4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          JEFFREY D. SAPER
                                          Secretary

Burlingame, California
April 20, 1998

IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                            THE GYMBOREE CORPORATION
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of The Gymboree Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held May 20, 1998 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the South San Francisco Conference Center, 255 South Airport Boulevard, South San Francisco, California 94080. The address of the Company's principal executive offices is 700 Airport Boulevard, Burlingame, California 94010-1912. The telephone number of the Company's principal offices is (650) 579-0600.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended January 31, 1998, including financial statements, were mailed on or about April 20, 1998 to all stockholders entitled to vote at the meeting. The anticipated cost of the proxy solicitation will be approximately $30,000.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to notice of and to vote their shares at the meeting. At the Record Date, 24,134,959 shares of the Company's Common Stock, $0.001 par value per share, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulative voting in the election of directors.

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a manner consistent with such holding. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than December 18, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The number of directors authorized by the Company's Bylaws is a range from six to eleven, with the exact number currently fixed by the Board at eight. The Company's Restated Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three year terms. Currently, there are three directors in Class I, two directors in Class II and three directors in Class III.

     Two Class II directors are to be elected at the Annual Meeting. Each of the two Class II directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2001 or until his or her successor has been duly elected and qualified. The term of each Class III director will expire at the Annual Meeting of Stockholders in 1999. The term of each Class I director will expire at the Annual Meeting of Stockholders in 2000.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named in the table below, both of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.

     The names of the two Class II nominees for director and certain information about each of them are set forth in the table below. The names of, and certain information about, the current Class I and Class III directors with unexpired terms are also set forth below.

                NAME                   AGE                     PRINCIPAL OCCUPATION
                ----                   ---                     --------------------
NOMINEES FOR CLASS II DIRECTORS
Gary White...........................  46    President and Chief Executive Officer, The Gymboree
                                             Corporation
Barbara L. Rambo.....................  45    Group Executive Vice President, Bank of America
CONTINUING CLASS I DIRECTORS
Arthur S. Berliner...................  54    General Partner, Walden Group of Venture Capital Funds
Walter F. Loeb.......................  73    President, Loeb Associates Inc.
Peter L. Thigpen.....................  58    Partner, Executive Reserves
CONTINUING CLASS III DIRECTORS
Stuart G. Moldaw.....................  71    Chairman of the Board, The Gymboree Corporation
William U. Westerfield...............  67    Consultant, Price Waterhouse LLP
Jerome A. Chazen.....................  71    Chairman of Chazen Capital Partners

     Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

     Gary White has been the Company's President and Chief Executive Officer, and a director since February 1997, and served as a Senior Vice President and the Chief Operating Officer of the Company from January 1996 until February 1997. Prior to joining the Company, Mr. White served as Executive Vice President of Mervyn's, a division of Dayton Hudson Corporation. Mr. White was employed by Dayton Hudson Corporation since 1976 having served in various positions as an officer with Dayton Hudson Corporation from January 1988 to January 1996.

     Barbara L. Rambo has served as a director of the Company since January 1996. Ms. Rambo is Group Executive Vice President and head of the Commercial Banking Division of Bank of America. Ms. Rambo has been an employee of Bank of America since 1974 and has held various positions within BankAmerica International in New York, the New York Corporate Banking Office and the U.S. Division Corporate Banking Group.

     Arthur S. Berliner has been a director of the Company since June 1987. Mr. Berliner has been a General Partner of Walden Group of Venture Capital Funds, a venture capital investment firm, since 1974. Mr. Berliner is a director of Natural Wonders, Inc., a specialty retail store, and Mark's Work Wearhouses, Ltd., a work and casual wear retailer in Canada.

     Walter F. Loeb has been a director of the Company since March 1995. Mr. Loeb has been president of Loeb Associates Inc., a retail consulting firm, since February 1990. Mr. Loeb is also the publisher of "Loeb Retail Letter," which provides a monthly analysis of the retail industry. Following ten years of service as a senior retail analyst with Morgan Stanley & Company, Inc., Mr. Loeb was a principal at Morgan Stanley from 1984 to 1990. Mr. Loeb also serves as a director of specialty apparel retailers, Mothers Work, Inc., The Wet Seal, Inc. and InterTAN, Inc., an international electronics retailer. Mr. Loeb is also a director of the Federal Realty Investment Trust, a real estate investment trust, Hudson's Bay Co. and the Warnaco Group, Inc.

     Peter L. Thigpen has been a director of the Company since March 1995. Mr. Thigpen has been a partner of Executive Reserves, a consulting firm, since its inception in March 1991. From 1967 until 1991, Mr. Thigpen was employed by Levi Strauss & Co., an apparel company, most recently as Senior Vice
President -- U.S. Operations. Mr. Thigpen has been a lecturer at the Haas Graduate School of Business at the University of California, Berkeley, since 1992. Mr. Thigpen is also a director of Designs, Inc., a retail apparel company.

     Stuart G. Moldaw has been the Chairman of the Board of Directors of the Company since January 1994, and has been a director of the Company since May 1982. Mr. Moldaw previously served as Chairman of the Board of Directors of the Company from January 1990 through January 1993. From 1980 through February 1990, Mr. Moldaw served as a general partner of U.S. Venture Partners and he is currently a special venture partner of U.S. Venture Partners. From February 1987 through January 1988, Mr. Moldaw served as Chief Executive Officer of Ross Stores, Inc., an off-price retailer, and is currently a director and Chairman Emeritus of Ross Stores, Inc.

     William U. Westerfield has been a director of the Company since August 1994. Mr. Westerfield has served as a consultant to the public accounting firm of Price Waterhouse LLP since July 1992. Mr. Westerfield was employed by Price Waterhouse LLP from 1956 through June 1992 and served as a partner from 1965 through June 1992.

     Jerome A. Chazen has been a director since February 1997. Mr. Chazen is the founder and chairman of Chazen Capital Partners LLC, a private investment firm. Mr. Chazen is also Chairman Emeritus of Liz Claiborne, Inc., and is one of the four founding partners who established the Company in 1976. Mr. Chazen also serves on the Board of Directors of Learningsmith and Taubman Centers, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended January 31, 1998, and no director attended fewer than 75% of the meetings of the Board of Directors or the committees upon which such director served.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Real Estate Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

     The Audit Committee currently consists of Directors Thigpen, Rambo, and Westerfield, Chairman. The Audit Committee principally reviews the scope and results of the work of the Director of Internal Audit and of the annual audit of the financial statements and other services provided by the Company's independent auditors. In addition, the Audit Committee reviews the information provided to stockholders and the Company's systems of internal controls. The Audit Committee held six meetings during the last fiscal year.

     The Compensation Committee currently consists of Directors Berliner, Chazen, Thigpen and Loeb, Chairman. The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Compensation Committee held three meetings during the last fiscal year.

     The Real Estate Committee currently consists of Directors Moldaw and White. The Real Estate Committee reviews and approves all new store locations and store lease arrangements. The Real Estate Committee held more than twelve meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

     In fiscal year 1997, each non-employee director of the Company received an annual retainer of $20,000 and an additional $1,000 for each Board meeting attended and $500 for each Committee meeting attended (including telephonic meetings). Each non-employee director of the Company is entitled to participate in the Company's 1993 Stock Option Plan by receiving automatic grants of options to purchase Common Stock of the Company. Each non-employee director is automatically granted an option to purchase 2,500 shares of the Company's Common Stock upon each anniversary of such director's initial election to the Board. Each committee chairperson is entitled to receive an option to purchase 500 shares of the Company's Common Stock upon each anniversary of such director's initial appointment as chairperson. In the event that an additional non-employee director is elected to the Board, such person shall be entitled to receive an option to purchase 2,500 shares of the Company's Common Stock upon election.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class II directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, it will have no other legal effect upon the election of directors.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending January 30, 1999, and recommends that the stockholders vote for ratification of such appointment. Deloitte & Touche LLP has served as the Company's independent auditors since 1987. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 30, 1999.

                                 PROPOSAL THREE

         APPROVAL OF PROPOSED AMENDMENTS TO THE 1993 STOCK OPTION PLAN

     The Company's 1993 Stock Option Plan (the "1993 Plan") was originally adopted by the Board of Directors in June, 1992 and became effective on the initial public offering of the Company's stock on April 6, 1993. As of March 31, 1998, 2,352,815 shares of Common Stock were reserved for future grant under the 1993 Plan, and options to acquire 3,672,185 shares were granted and outstanding under the 1993 Plan.

PROPOSED AMENDMENTS TO THE 1993 PLAN

     On February 27, 1998, the Board of Directors amended the 1993 Plan to: (i) increase the aggregate number of shares authorized for issuance thereunder by 2,000,000 shares (bringing the total number of shares reserved for future grant under the 1993 Plan to 2,352,815 shares, and raising the number of shares available since inception of the Plan to 6,025,000) and authorize automatic increases thereto on the date of each annual stockholders' meeting equal to the number of shares required to return the maximum aggregate number of shares reserved for issuance on such date to 2,000,000 shares; (ii) impose annual limits on the number of shares subject to stock option grants, so as to qualify the compensation associated with such grants as "performance-based' compensation within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"); and (iii) provide for the award of "common stock equivalents," pursuant to which recipients will be entitled to receive shares of Common Stock on a future date (such as the recipient's retirement or other termination of employment).

     Proposal Three seeks stockholder approval of the foregoing amendments.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATIONS

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at this meeting will be required to approve the amendments to the 1993 Plan.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENTS TO THE 1993 PLAN.

SUMMARY OF THE 1993 PLAN

     General. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options, stock purchase rights and common stock equivalents may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

     Eligibility; Limitations. Nonstatutory stock options, stock purchase rights and common stock equivalents may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options, stock purchase rights and common stock equivalents may be granted, the time or times at which such options, stock purchase rights and common stock equivalents shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to qualify the compensation income associated with options granted to such persons as performance-based compensation under Section 162(m) of the Code, thereby preserving the Company's ability to deduct such compensation income, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 500,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted; provided, however, that the exercise price of an option may generally not be less than 100% of the fair market value of the Common Stock on the date such option is granted (except that the exercise price may be as low as 85% of the fair market value of the Common Stock on the date such option is granted if the option is expressly granted in lieu of a reasonable amount of cash compensation). The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant generally, or (ii)the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

          (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant generally, or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

          (f) Nontransferability of Options: Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution.

          (g) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Stock Purchase Rights. Stock purchase rights give the purchaser the right to buy shares of Common Stock from the Company. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. Stock purchase rights granted under the Plan are generally not transferable other than by will or the laws of descent and distribution.

     Common Stock Equivalents. Common stock equivalents awarded to a recipient are credited to a bookkeeping account established by the Company in his or her name. Each common stock equivalent entitles the recipient to a share of Common Stock at such time or times as specified in the recipient's Common Stock Equivalent Agreement. The Company's obligations with respect to common stock equivalents are not funded or secured in any manner. A recipient's right to receive common stock equivalents granted under the Plan are generally not transferable other than by will or the laws of descent and distribution.

     Adjustments upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, the exercise price of any such outstanding option or stock purchase right, and the number of common stock equivalents credited to each account under the 1993 Plan.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable prior to the consummation of the liquidation or dissolution. In addition, the Administrator may in its discretion provide that each common stock equivalent shall convert into shares of Common Stock.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option, stock purchase right and common stock equivalent shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options, stock purchase rights and common stock equivalents or to substitute substantially equivalent options and rights, each optionee shall have the right to exercise his or her option as to all the optioned stock, any Company repurchase option applicable to any Shares of Common Stock acquired under the 1993 Plan shall lapse as to all such shares, and each common stock equivalent credited to an account under the 1993 Plan will convert to shares of Common Stock.

     In the event of a change of control of the Company, all outstanding options and stock purchase rights will vest and become exercisable in full, and, unless otherwise determined by the Board, shall be terminated in exchange for a cash payment equal to: (i) the highest closing price of the Common Stock within the 60-day period immediately preceding the change of control, (ii) the highest price paid or offered per share in any bona fide transaction related to a change of control at any time within the 60-day period immediately preceding the change of control, or (iii) such lower price as determined by the Board in its discretion. In addition, in such event each common stock equivalent credited to an account under the 1993 Plan shall convert into shares of Common Stock. For these purposes, a change of control is defined to include certain mergers, asset sales, or consolidations, the acquisition of more than 50% of the Company by any person or entity, or certain changes in the composition of the Board.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary to comply with any applicable rule or statute. No such action by the Board or shareholders may alter or impair any option, stock purchase right or common stock equivalent previously granted under the Plan without the written consent of the holder. Unless terminated earlier, the Plan shall terminate on June 4, 2002.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     Common Stock Equivalents. A recipient generally will not recognize any taxable income at the time he or she receives common stock equivalents. Upon conversion of the common stock equivalents into shares of Common Stock, the recipient will generally recognize taxable income equal to the then fair market value of the shares of Common Stock received. Upon a disposition of such shares by the recipient, any difference between the sale price and the fair market value of the shares on the date of conversion is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Deductibility by the Company. Ordinarily, the Company will receive a tax deduction for federal income tax purposes in connection with awards under the 1993 Plan in the same amount as the compensation income recognized by the participant. However, as discussed above, Section 162(m) of the Internal Revenue Code contains special rules limiting the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these executives will be deductible only to the extent that it does not exceed $1,000,000. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the Company. In addition to the inclusion in the 1993 Plan of limits on the number of shares which may be granted to a person in any one year, to qualify the compensation income associated with options as performance-based compensation the options must, among other things, be granted with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. To the extent these requirements are met, compensation attributable to options granted to executive officers under the 1993 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers in connection with such awards. Compensation attributable to stock purchase rights and common stock equivalents will not generally qualify as performance-based compensation within the meaning of Section 162(m) of the Code. As a result, the deductibility of income recognized by executive officers in connection with such awards may be limited.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company during fiscal years 1995, 1996 and 1997 to (i) the Company's current and former Chief Executive Officers during fiscal 1997 and (ii) each of the four other most highly compensated executive officers during fiscal 1997 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                             COMPENSATION AWARDS
                                                   ANNUAL COMPENSATION     -----------------------
                                                 -----------------------   RESTRICTED   SECURITIES
                                                            OTHER ANNUAL     STOCK      UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION(1)
 ---------------------------   ----   --------   --------   ------------   ----------   ----------   ---------------
Gary White(2)................  1997   $385,540   $242,775       --            --         450,000          $390
President and Chief            1996    303,387    138,000       --            --              --           450
Executive Officer              1995         --         --                                 50,000            --
Nancy J. Pedot(3)............  1997    464,490         --       --            --              --            --
President and Chief            1996    452,042    256,128       --            --          53,013           450
Executive Officer              1995    370,184    209,475       --                        46,570           360
James P. Curley(4)...........  1997    276,732    125,538       --            --          20,833           390
Senior Vice President and      1996    253,224    115,000       --            --          25,000           450
Chief Financial Officer/       1995    210,828     68,533       --            --              --           297
Chief Administrative Officer
Mindy C. Meads...............  1997    358,197    140,602       --            --          23,333           390
Senior Vice President and      1996    234,062    140,000                     --          50,000           419
General Merchandise Manager
R. Mark Syrstad..............  1997    247,492     93,375       --            --          35,000           390
Senior Vice President,
Operations
Kenneth F. Meyers............  1997    214,060     77,190       --            --          27,749           310
Senior Vice President,
Human Resources

---------------
(1) The amount included under "All Other Compensation" represents the dollar value of term life insurance premiums paid by the Company for the benefit of each Named Officer.

(2) Mr. White joined the Company in January 1996 as Senior Vice President and Chief Operating Officer. On February 12, 1997, Mr. White was named President and Chief Executive Officer.

(3) On February 12, 1997, Ms. Pedot resigned as the Company's President and Chief Executive Officer.

(4) On January 31, 1998, Mr. Curley resigned as the Company's Director, Senior Vice President, Chief Financial Officer and Chief Administrative Officer.

OPTION GRANTS AND EXERCISES

     The following table sets forth certain information with respect to stock option grants during the fiscal year ended January 31, 1998 to the Named Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercise will be dependent on the future performance of the Common Stock.

                          OPTION GRANTS IN FISCAL 1997

                                                       INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                                                 -----------------------------                   AT ASSUMED ANNUAL RATE
                                    NUMBER OF      PERCENT OF                                              OF
                                   SECURITIES    TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                                   UNDERLYING      GRANTED TO                                       FOR OPTION TERM
                                     OPTIONS      EMPLOYEES IN    EXERCISE OR    EXPIRATION    --------------------------
              NAME                   GRANTED      FISCAL YEAR      BASE PRICE       DATE           5%            10%
              ----                 -----------   --------------   ------------   -----------   -----------   ------------
James P. Curley(1)...............     20,833           1.8%          $24.00        2/27/07     $  243,341    $   629,840
Gary White.......................     75,000           6.4            24.00        2/27/07        876,041      2,267,460
Gary White.......................    375,000          31.8            25.38       11/19/07      3,862,706     10,819,799
Mindy C. Meads...................     23,333           2.0            24.00        2/27/07        272,542        705,422
Kenneth F. Meyers................     27,749           2.4            24.44        5/16/07        311,914        826,720
R. Mark Syrstad..................     35,000           3.0            24.44        5/16/07        393,419      1,042,748

---------------
(1) Mr. Curley resigned as the Company's Senior Vice President and Chief Financial Officer on January 31, 1998.

     The following table sets forth information with respect to options exercised in the fiscal year ended January 31, 1998 by the Named Officers and the value of unexercised options at January 31, 1998.

         AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND YEAR-END VALUES

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                    SHARES                    OPTIONS AT JANUARY 31, 1998         AT JANUARY 31, 1998
                                   ACQUIRED       VALUE      -----------------------------   -----------------------------
             NAME                ON EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
             ----                ------------   ----------   ------------   --------------   ------------   --------------
Nancy J. Pedot.................    346,542      $4,066,964     127,948          63,163        $1,859,437       $460,634
James P. Curley................     50,843         932,475     129,303          29,081         1,463,163             --
Gary White.....................         --              --      57,811         442,189           156,244        156,256
Mindy C. Meads.................         --              --      28,262          45,071                --             --
Kenneth F. Meyers..............         --              --          --          27,749                --             --
R. Mark Syrstad................         --              --          --          35,000                --             --

EMPLOYMENT CONTRACTS, INDEMNIFICATION AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with Ms. Pedot's resignation as the Company's President and Chief Executive Officer in February 1997, the Company agreed that, subject to certain conditions, Ms. Pedot will continue to receive payments equivalent to her fiscal 1996 base salary until the earlier of February 28, 1998 or the commencement of employment by Ms. Pedot with another company. Further, in the event that Ms. Pedot's salary in such new employment does not equal or exceed her 1996 base salary, the Company agreed to continue paying Ms. Pedot the difference through February 1998. In April 1997, Ms. Pedot received payment of her bonus relating to the 1996 fiscal year. In addition, subject to certain conditions, the Company agreed that all of Ms. Pedot's unvested options to purchase Common Stock and all of Ms. Pedot's Common Stock subject to a right of repurchase will continue to vest until February 1998.

     In connection with Mr. Curley's resignation as the Company's Senior Vice President, Chief Financial Officer/Chief Administration Officer and in accordance with an employment agreement the Company entered into with him in July 1992, the Company agreed that, following the termination of Mr. Curley's employment by the Company for any reason, Mr. Curley's salary and benefits will continue to be paid to him until the earlier of six months following his termination or such time as he obtains alternate employment.

     The Company has entered into indemnification agreements with certain of its directors and officers requiring the Company to indemnify them to the fullest extent of the law.

TRANSACTIONS WITH RELATED PARTIES

     Mr. Westerfield is a director and serves as a consultant to Price Waterhouse LLP. During 1997, the Company retained Management Horizons, a company associated with Price Waterhouse, for certain studies relating to a marketing and feasibility study in connection with the Company's introduction of a new retail concept.

     Ms. Rambo is a director and Group Executive Vice President and head of the Commercial Banking Division of Bank of America, which provides banking services to the Company.

     Mr. Saper serves as the Company's corporate secretary, and is a partner at the firm of Wilson Sonsini Goodrich and Rosati, which provides legal services to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 31, 1998, the Compensation Committee of the Board of Directors consisted of Messrs. Berliner, Thigpen, Chazen, and Loeb, Chairman. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. The Committee is comprised of the members named above. None of the Committee members is an employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

     As members of the Compensation Committee, we are responsible for reviewing and approving the Company's compensation policies and the levels of compensation paid to executive officers.

     The following is the report to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the fiscal year ended January 31, 1998. The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

     The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Committee is comprised of the members named above, none of whom is an employee of the Company.

  Compensation Philosophy

     The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     There are three main components to the Company's executive compensation program:

     - Base Salary

     - Annual Bonus

     - Stock Incentives

BASE SALARY

     Executive officers' salaries have been targeted at a level that, when combined with the annual bonus, is at or above the average rates paid by competitors. The Committee believes that these rates are necessary to retain key employees. The Committee reviews and approves salaries for the Chief Executive Officer and the executive officers on an annual basis, generally in the first fiscal quarter.

     In reviewing the salaries for executive officers, the Committee examined salary surveys prepared in late 1997 by a national, independent compensation consulting company for rapidly growing specialty retailers. The Committee reviewed individual base salaries of executive officers, and adjusted salaries based on individual job performance and changes in the position's duties and responsibilities. In making salary decisions, the Committee exercised its discretion and judgment based on these factors. No specific formula was applied to determine the weight of each factor.

  Annual Bonus

     Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

     To carry out this philosophy, the Company has implemented The Gymboree Corporation Bonus Plan (the "Bonus Plan"), which provides executive officers and other employees the opportunity to earn annual incentive bonuses. The purpose of the bonus plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific corporate and/or divisional financial goals. To this end, specific earnings measurements are defined each year and threshold, target and maximum payout levels are established to reflect the Company's objectives. These goals and the potential amounts of bonuses are reviewed and approved by the Committee in the first fiscal quarter of each year. In fiscal 1997, the Company experienced a 23% net sales increase and an 11% increase in net income. As a result, the Chief Executive Officer and other Named Officers received bonuses for fiscal 1997 which aggregated $679,480. The Committee believes that the Bonus Plan provides an excellent link between earnings performance and the incentives paid to executives.

  Stock Incentives

     The Company utilizes stock options as long-term incentives to reward and retain executive officers. The Committee believes that these programs serve to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of the Company and that will, over the long-term, promote better returns to stockholders.

     Stock options are granted to executive officers periodically. Generally, stock options vest over four years after the grant date and optionees must be employed by the Company at the time of vesting in order to exercise the options. The Committee believes that stock option grants provide an incentive which focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, the Company's stock options are tied to the future performance of the Company's Common Stock and will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited.

     In order to determine the appropriate number of options to be granted to its executive officers, the Company has relied on competitive guidelines prepared by a national, independent compensation consultant. In fiscal 1997, the Named Officers were granted options to purchase an aggregate of 556,915 shares of Common Stock with a weighted average exercise price of $24.98 per share. All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.

  Compensation of the Chief Executive Officer

     Nancy J. Pedot resigned as the Company's President and Chief Executive Officer in February 1997. Ms. Pedot's fiscal 1997 base salary was established by the Compensation Committee in accordance with the guidelines applicable to all executive officers, as set forth above.

     Ms. Pedot was succeeded as President and Chief Executive Officer of the Company by Gary White. Mr. White's salary and bonus for fiscal 1997 were established by the Compensation Committee in accordance with the practices described above.

                                          THE COMPENSATION COMMITTEE

                                          Walter F. Loeb, Chairman
                                          Arthur S. Berliner
                                          Peter L. Thigpen
                                          Jerome A. Chazen

PERFORMANCE GRAPH

     The following line graph compares the annual percentage change in the cumulative total stockholder return for the Company's Common Stock with the Nasdaq U.S. Index and a peer group of companies selected by the Company (the "Peer Group"), consisting of 45 companies whose primary business is the operation of apparel and accessory retail stores. The graph assumes that $100 was invested on the date of the Company's initial public offering, March 30, 1993. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. The information in the graph is provided in annual intervals. Historic stock price performance should not be considered indicative of future stock price performance.

       COMPARISON OF THE GYMBOREE CORPORATION'S CUMULATIVE TOTAL RETURNS
                  TO NASDAQ MARKET INDEX AND PEER GROUP INDEX

        MEASUREMENT PERIOD            THE GYMBOREE        NASDAQ MARKET
      (FISCAL YEAR COVERED)            CORPORATION            INDEX         PEER GROUP INDEX
3/30/93                                  100.00              100.00              100.00
1/30/94                                  193.13              114.80               88.27
1/29/95                                  231.25              110.69               81.00
2/4/96                                   173.75              158.30               79.90
2/2/97                                   229.99              205.20               94.18
1/31/98                                  263.75              242.70              117.62

SECURITY OWNERSHIP

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and each nominee, (iii) each Named Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                              NUMBER OF   PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES     OF TOTAL
            ------------------------------------              ---------   --------
Massachusetts Financial Service Company(1)..................  3,038,961     12.5
  500 Boylston Street
  Boston, Massachusetts 02116
FMR Corp.(2)................................................  2,849,450     11.8
  82 Devonshire Street
  Boston, Massachusetts 02109
The Capital Group Companies, Inc.(3)........................  2,520,700     10.0
  333 South Hope Street
  Los Angeles, California 90071
T. Rowe Price Associates, Inc.(4)...........................  1,837,800      7.6
  100 E. Pratt Street
  Baltimore, Maryland 21202
Morgan Stanley Dean Witter Discover Co.(5)..................  1,269,109      5.2
  1585 Broadway
  New York, New York 10036
Stuart G. Moldaw(6).........................................    356,527        *
Gary White(7)...............................................     99,477        *
Mindy Meads(7)..............................................     37,940        *
Arthur S. Berliner(8).......................................     14,230        *
Jerome A. Chazen(9).........................................      5,000        *
Walter Loeb(7)..............................................      3,000        *
Barbara L. Rambo(7).........................................      1,500        *
Peter L. Thigpen(7).........................................      3,000        *
William U. Westerfield(7)...................................      3,000        *
Kenneth F. Meyers(7)........................................     10,336        *
R. Mark Syrstad(7)..........................................     11,620        *
James P. Curley(10).........................................    342,480      1.4
All directors and executive officers as a group (13
  persons)(11)..............................................    888,110      3.7

---------------
  *  Percentage of shares beneficially owned is less than one percent of total.

 (1) Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 1998.

 (2) Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 1998.

 (3) Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 1998.

 (4) Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 1998.

 (5) Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 1998.

 (6) Includes 143,020 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1998.

 (7) Represents shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1998.

 (8) Includes 12,750 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1998.

 (9) Includes 500 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1998.

(10) Based solely upon shares reported owned as of March 31, 1997 and the number of options exercised during fiscal 1997.

(11) Includes 795,324 shares which may be acquired upon exercise of options exercisable within 60 days of March 31, 1998.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1997, all filing requirements applicable to its officers, directors and ten percent stockholders were met, except for Edward Loseman who filed his Form 3 on February 18, 1998.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          FOR THE BOARD OF DIRECTORS

                                          JEFFREY D. SAPER
                                          Secretary
Dated: April 20, 1998

PROXY


                                   DETACH HERE
                            THE GYMBOREE CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 20, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            THE GYMBOREE CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held May 20, 1998 and the proxy statement related thereto and appoints Gary White the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Gymboree Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the South San Francisco Conference Center, 255 South Airport Boulevard, South San Francisco, California 94080 on Wednesday, May 20, 1998 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.









                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                   -----------
                                                                   SEE REVERSE
                                                                        SIDE
                                                                   -----------

                                   DETACH HERE

        Please mark [X] votes as in this example.

The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals No. 1, 2 and 3 if no specification is made.

                                                                                           FOR      AGAINST      ABSTAIN
1. Election of two Class II Directors        2. To ratify the appointment of Deloitte
   NOMINEES:  Gary White                        & Touche LLP as independent auditors       [ ]        [ ]          [ ]
              Barbara L. Rambo                  of the Company for the Fiscal year
                                                ending January 30, 1999.

         FOR            WITHHELD
         [ ]              [ ]                3. To approve the proposed amendments to
                                                the Company's 1993 Stock Option Plan       [ ]        [ ]          [ ]

[ ]
_______________________________              4. In their discretion with respect to such
For all nominees except as noted                other business as may properly come before
above                                           the meeting and any adjournment or
                                                postponement thereof.






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